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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) December 8, 1998




                         The J.H. Heafner Company, Inc.
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             (Exact name of registrant as specified in its charter)


North Carolina                      0001068152                  56-0754594
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(State or other jurisdiction       (Commission                 (IRS Employer
of incorporation)                  File Number)             Identification No.)


2105 Water Ridge Parkway, Suite 500, Charlotte, North Carolina        28217
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(Address of principal executive offices)                            (Zip Code)


       Registrant's telephone number, including area code (704) 423-8989




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          (Former name or former address, if changed since last report)



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Item 5. Other Events

On December 8, 1998, The J.H. Heafner Company, Inc. (the "Company") completed its offering of $50 million in aggregate principal amount of 10% Series C Senior Notes Due 2008 (the "Notes"). The Notes were issued and sold in accordance with Securities and Exchange Commission Rule 144A and have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements thereof.

The Notes are senior unsecured obligations of the Company ranking pari passu in right of payment with all other existing and future senior indebtedness of the Issuer and senior in right of payment to any existing and future subordinated indebtedness of the Issuer.

The Notes will mature on May 15, 2008. Interest on the Notes will be payable semiannually on May 15 and November 15 of each year, commencing May 15, 1999. The Notes will be redeemable at the option of the Issuer, in whole or in part, at any time after May 15 of 2003, 2004, 2005 and 2006 at 105%, 103.333%,
101.667% and 100% of the principal amount thereof, respectively, in each case plus accrued and unpaid interest to the date of the redemption. In addition, prior to the earlier of May 15, 2001 and the closing of a registered exchange offer for the Notes pursuant to the Registration Rights Agreement (included herein), the Company may redeem up to 35% of the original aggregate principal amount of the Notes at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, with the proceeds of certain public equity offerings, provided that at least 65% of the original aggregate principal amount of the Notes remains outstanding immediately after such redemption. Following the closing of such a registered exchange offer and prior to May 15, 2001, up to $52.5 million of the original aggregate principal amount of the Notes, less the maximum aggregate principal amount of the Company's previously-issued 10% Senior Notes Due 2008 (the "Existing Notes") permitted to be redeemed under the indenture governing the Existing notes, may be redeemed at such redemption prices, plus accrued and unpaid interest, provided that at least $97.5 million in total original aggregate principal amount of Notes and Existing Notes remains outstanding. Upon the occurrence of certain change of control events, the Company will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

The net proceeds of the offering, after deducting underwriting discounts, legal and accounting fees and other out-of-pocket expenses payable by the Company, were approximately $49.0 million. The Issuer applied the net proceeds to repay certain amounts outstanding under the Company's credit facility. The Notes were sold to certain "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) through BancBoston Robertson Stephens Inc. and Credit Suisse First Boston Corporation as Initial Purchasers.

The Issuer has agreed to file an exchange offer registration statement or, under certain circumstances, a shelf registration statement pursuant to the Registration Rights Agreement. In the event the Company fails to comply with certain of its obligations under the Registration Rights Agreement, additional cash interest will be payable on the Notes.

The Issuer does not intend to apply for listing of the Notes on any securities exchange or for inclusion of the Notes in any automated quotation system. The Notes will be eligible for trading in The PORTAL Market, a subsidiary of The Nasdaq Stock Market, Inc.


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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (c) Exhibits

             Exhibit 4.1 Indenture, dated as of December 1, 1998 among The J.H. Heafner Company, Inc., the Subsidiary Guarantors named therein and First Union National Bank, as trustee

             Exhibit 4.2 Form of 10% Senior Note Due 2008, Series C (attached as Exhibit 1 to the Rule 144A/Regulation S Appendix to the Indenture)

             Exhibit 10.1 Registration Rights Agreement, dated December 1, 1998, among The J.H. Heafner Company, Inc., BancBoston Robertson Stephens Inc. and Credit Suisse First Boston Corporation



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 15, 1998              The J.H. Heafner Company, Inc.

                                     By:  /s/  Donald C. Roof
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                                          Donald C. Roof
                                          SVP - Finance
                                          Chief Financial Officer




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                                  EXHIBIT INDEX


Exhibit
Number    Exhibit Name
------    ------------

  4.1 Indenture, dated as of December 1, 1998 among The J.H. Heafner Company, Inc., the Subsidiary Guarantors named therein and First Union National Bank, as trustee

  4.2     Form of 10% Senior Note Due 2008, Series C (attached as
          Exhibit 1 to the Rule 144A/Regulation S Appendix to the
          Indenture)

  10.1 Registration Rights Agreement, dated December 1, 1998, among The J.H. Heafner Company, Inc., BancBoston Robertson Stephens Inc. and Credit Suisse First Boston Corporation